EXHIBIT 99.1

Sussex Bancorp	Donald L. Kovach
399 Route 23	President/CEO
Franklin, NJ 07416	973-827-2914

FOR IMMEDIATE RELEASE

SUSSEX BANCORP ANNOUNCES SECOND QUARTER AND FIRST SIX MONTHS 2008 EARNINGS
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FRANKLIN, NEW JERSEY – July 16, 2008– Sussex Bancorp (NASDAQ: “SBBX”) today announced its financial results for the quarter and the six months ending June 30, 2008.

For the quarter ended June 30, 2008, the Company earned net income of $359,000 compared to net income of $294,000 reported for the second quarter of 2007. For the six months ended June 30, 2008, the Company earned net income of $996,000, a decline from the $1,018,000 earned for the same period last year.   Basic earnings per share for the three and six months ended June 30, 2008 were $0.12 and $0.32, respectively, compared to $0.09 and $0.32 for the respective comparable periods of 2007.  Diluted earnings per share were $0.12 and $0.32 respectively for the three and six months ended June 30, 2008, compared to $0.09 and $0.32 in the respective comparable periods of 2007.

The Company’s net interest income increased to $2,922,000 for the quarter ended June 30, 2008 from $2,894,000 for the second quarter of 2007.  The Company’s interest income decreased to $5,494,000 for the quarter ended June 30, 2008 from $5,613,000 for the second quarter of 2007.  The decline primarily reflects a decline in interest income on the Company’s loan portfolio related to the increase in non-accrual loans during the second half of 2007. However, this decrease was offset by a decline in the Company’s interest expense, to $2,572,000 for the three months ended June 30, 2008 from $2,719,000 for the second quarter of 2007.  For the six months ended June 30, 2008, the Company’s net interest income increased to $5,813,000 from the $5,743,000 earned for the same period last year.  For the six months ended June 30, 2008, the Company’s interest income increased to $11,090,000 from $11,005,000 for the period ended June 30, 2007, while the Company’s interest expense increased to $5,277,000 from $5,262,000 for the six months ended June 30, 2007. As a result of these changes, the Company’s net interest margin declined to 3.15% and 3.22% for the three and six months ended June 30, 2008, respectively, from 3.46% and 3.53% for the three and six months ended June 30, 2007, respectively.

The Company reported non-interest income of $1,228,000 and $2,907,000 for the current three and six month periods ended June 30, 2008, respectively, compared to non-interest income of $1,235,000 and $2,821,000 for the three and six month periods ending June 30, 2007.

The Company’s other expenses increased in the three and six month periods of 2008 compared to the prior year periods.  For the three month period ending June 30, 2008 other expenses increased by $231,000 thousand, or 6.9%, while other expenses increased by $464,000 thousand, or 7.1%, for the six months ended June 30, 2008 compared to the prior year periods.

At June 30, 2008 the Company had total assets of $432.5 million, compared to total assets of $387.3 million at June 30, 2007. The Company’s total deposits increased to $346.3 million at June 30, 2008 from $311.3 million at June 30, 2007, and the Company’s total loan portfolio, net of unearned income, increased to $305.4 million at June 30, 2008 from $284.6 million at June 30, 2007.

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.

CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	June 30, 2008	June 30, 2007	December 31, 2007

Cash and due from banks	$11,409	$9,240	$7,985
Federal funds sold	30,735	16,795	3,790
Cash and cash equivalents	42,144	26,035	11,775

Interest bearing time deposits with other banks	100	100	100
Trading securities	14,104	12,282	14,259
Securities available for sale	48,539	45,703	48,397
Federal Home Loan Bank Stock, at cost	2,111	1,358	2,032

Loans receivable, net of unearned income	305,366	284,640	300,646
Less: allowance for loan losses	4,831	3,860	5,140
Net loans receivable	300,535	280,780	295,506

Foreclosed real estate	3,437	-	-
Premises and equipment, net	8,868	8,606	9,112
Accrued interest receivable	1,862	1,804	2,035
Goodwill	2,820	2,820	2,820
Other assets	7,943	7,766	7,496

Total Assets	$432,463	$387,254	$393,532

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$43,750	$37,818	$36,625
Interest bearing	302,546	273,517	271,913
Total Deposits	346,296	311,335	308,538

Borrowings	36,173	20,226	35,200
Accrued interest payable and other liabilities	2,547	2,663	2,467
Junior subordinated debentures	12,887	18,042	12,887

Total Liabilities	397,903	352,266	359,092

Total Stockholders' Equity	34,560	34,988	34,440

Total Liabilities and Stockholders' Equity	$432,463	$387,254	$393,532

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
INTEREST INCOME
Loans receivable, including fees	$4,637	$4,881	$9,448	$9,534
Securities:
Taxable	543	404	1,067	800
Tax-exempt	226	257	462	507
Federal funds sold	88	69	112	161
Interest bearing deposits	-	2	1	3
Total Interest Income	5,494	5,613	11,090	11,005

INTEREST EXPENSE
Deposits	2,068	2,355	4,198	4,563
Borrowings	373	243	755	465
Junior subordinated debentures	131	121	324	234
Total Interest Expense	2,572	2,719	5,277	5,262

Net Interest Income	2,922	2,894	5,813	5,743
PROVISION FOR LOAN LOSSES	117	436	290	544
Net Interest Income after Provision for Loan Losses	2,805	2,458	5,523	5,199

OTHER INCOME
Service fees on deposit accounts	351	335	702	654
ATM and debit card fees	120	104	225	191
Insurance commissions and fees	653	664	1,396	1,518
Investment brokerage fees	48	56	95	213
Holding gains (losses) on trading securities	(196)	(48)	21	(2)
Gain on sale of securities, available for sale	68	-	152	-
Other	184	124	316	247
Total Other Income	1,228	1,235	2,907	2,821

OTHER EXPENSES
Salaries and employee benefits	1,976	1,829	3,855	3,611
Occupancy, net	304	300	662	613
Furniture, equipment and data processing	374	356	747	694
Stationary and supplies	48	46	91	92
Professional fees	88	165	197	304
Advertising and promotion	161	137	287	241
Insurance	47	48	85	94
FDIC assessment	90	9	185	18
Postage and freight	46	48	84	88
Amortization of intangible assets	14	26	29	63
Other	419	372	818	758
Total Other Expenses	3,567	3,336	7,040	6,576

Income before Income Taxes	466	357	1,390	1,444
PROVISION FOR INCOME TAXES	107	63	394	426
Net Income	$359	$294	$996	$1,018

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2008			2007
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$22,287	$690	6.23%	$24,030	$663	5.57%
Taxable	41,339	1,067	5.19%	34,135	800	4.73%
Total securities	63,626	1,757	5.55%	58,166	1,463	5.07%
Total loans receivable (4)	303,192	9,448	6.27%	272,678	9,534	7.05%
Other interest-earning assets	10,153	113	2.24%	6,397	164	5.16%
Total earning assets	376,971	$11,318	6.04%	337,242	$11,161	6.67%

Non-interest earning assets	30,054			28,098
Allowance for loan losses	(5,305)			(3,496)
Total Assets	$401,720			$361,844

Sources of Funds:
Interest bearing deposits:
NOW	$58,426	$429	1.48%	$58,221	$642	2.22%
Money market	29,588	354	2.41%	36,731	704	3.87%
Savings	53,995	551	2.05%	39,655	178	0.91%
Time	134,773	2,864	4.27%	127,386	3,039	4.81%
Total interest bearing deposits	276,782	4,198	3.05%	261,993	4,563	3.51%
Borrowed funds	35,914	755	4.16%	19,565	465	4.73%
Junior subordinated debentures	12,887	324	4.97%	5,366	234	8.66%
Total interest bearing liabilities	325,583	$5,277	3.26%	286,924	$5,262	3.70%

Non-interest bearing liabilities:
Demand deposits	39,286			37,647
Other liabilities	2,069			2,218
Total non-interest bearing liabilities	41,355			39,865
Stockholders' equity	34,782			35,055
Total Liabilities and Stockholders' Equity	$401,720			$361,844

Net Interest Income and Margin (5)		$6,041	3.22%		$5,899	3.53%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets